As filed with the Commission on January 16, 2004     Registration No. 333-111652


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549


                        Pre Effective Amendment No. 1 to


                                    Form SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             PORTALTOCHINA.COM, INC.
                 (Name of small business issuer in its charter)

          Nevada                   7373                     Applied For
         (State of      (Primary Standard industrial     (I.R.S. Employer
       Jurisdiction)     Classification Code Number)    Identification No.)

                             1802-888 Pacific Street
                             Vancouver, BC  V6Z 2S6
                                 (604) 830-3818
          (Address and telephone number of principal executive offices)

                             Laughlin International
                               2533 Carson Street
                           Carson City, Nevada  89706
                                 (775) 883-8484
            (Name, address and telephone number of agent for service)

APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE

Title of          Dollar        Proposed     Proposed      Amount of
Each Class of     Amount to be  Maximum      Maximum       Registration
Securities        Registered    Offering     Aggregate     Fee
to be                           Price per    Offering
Registered                      Unit(1)      Price

Common Stock      $250,000      $0.10        $250,000      $20.23
Total                                        $250,000      $20.23

(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 (o) under the Securities Act.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a) may determine.



Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of any offer to buy nor shall there by any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

                             PRELIMINARY PROSPECTUS
                              Subject to Completion

                             Dated January __, 2004



                             PortalToChina.com, Inc.
                               2,500,000 Shares of
                                  Common Stock
                                 $0.10 per Share

This is an initial public offering of shares of common stock of Portaltochina.com, Inc. We are offering up to 2,500,000 shares of our common stock in this offering at $0.10 per share. We are offering the stock directly with no requirement that any minimum number of shares be sold. The offering will continue until the earlier of the date all offered shares are sold or six months from the date of this prospectus. The funds we receive from the sale of stock in this offering will not be placed in escrow and will immediately be available to us for use in our business. No broker-dealer is participating in this offering and no sales commission will be paid to any person in connection with this offering. There is no market for the securities. The common stock is not listed on any national exchange or the NASDAQ Stock Market. The offering price for our common stock was arbitrarily determined and may not reflect the market price of our shares after the offering.


An investment in our stock is extremely speculative and involves several significant risks. You are cautioned not to invest unless you can offered the loss of your entire investment. WE URGE YOU TO READ THE "RISK FACTORS" SECTION OF THIS PROSPECTUS BEGINNING ON PAGE 5 AND THE REST OF THIS PROSPECTUS BEFORE MAKING AN INVESTMENT DECISION.


The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                                       Underwriting
                                       Discounts and    Proceeds to the
                      Price to Public  Commissions      Company (1)

Per Share............ $0.10            $0               $0.10

Maximum
2,500,000 shares..... $250,000         $0               $250,000

(1) Proceeds to PortalToChina.com, Inc. are shown before deducting offering expenses payable by us estimated at $20,000, including legal and accounting fees and printing costs.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.



              The date of this Prospectus is _______________, 2004.

                                Table Of Contents

                                                                 Page

Summary..........................................................   3
Risk Factors.....................................................   5
Forward-Looking Statements.......................................   9
Use Of Proceeds..................................................   9
Determination Of Offering Price..................................  10
Market For Common Equity And Related Stockholder Matters.........  10
Plan Of Operation................................................  11
Description Of Business..........................................  13
Description Of Property..........................................  20
Legal Proceedings................................................  20
Directors, Executive Officers, Promoters And Control Persons.....  20
Executive Compensation...........................................  21
Certain Relationships And Related Transactions...................  21
Security Ownership Of Certain Beneficial Owners And Management...  21
Plan Of Distribution.............................................  22
Description Of The Securities....................................  23
Disclosure Of Commission Position On Indemnification For
Securities Act Liabilities.......................................  23
Legal Matters....................................................  23
Experts..........................................................  23
Available Information............................................  24
Index To Financial Statements.................................... F-1

                               Prospectus Summary

     The following summary is qualified in its entirety by reference to the detailed information and consolidated financial statements, including the notes thereto, appearing elsewhere in this prospectus. Each prospective investor is urged to read this prospectus in its entirety and particularly the information set forth in "Risk Factors" on page 5.

PortalToChina.com, Inc.

     We were incorporated on March 18, 2003 under the laws of the State of Nevada. From inception through May 31, 2003, our operations have been primarily limited to developing our business plan and building our web-site. Our principal office is located at 1802-888 Pacific Street, Vancouver, British Columbia, Canada, V6Z 2S6, (604) 830-3818.

     We are a start-up company that intends to be a provider of Chinese business information through our Internet web-site, www.portaltochina.com. It is our objective to establish our web-site as a leading gateway, or "Internet Portal," for those interested in doing business in China by providing a comprehensive suite of resources that includes Chinese trade and business information, e-commerce, a bilingual (Chinese and English) search engine, and a bulletin board where buyers and sellers can list information on products and services.

     Upon successful completion of this offering we intend to augment our web-site by creating a comprehensive searchable database of Chinese products and companies. Visitors will be able to utilize our web-site in order to obtain information on doing business in China, identify potential business partners and locate needed products and services, and list their own product and service offerings on the database. We believe our web-site will provide potential advertisers and e-commerce partners with a large, demographically desirable audience, who as a group, are affluent, highly educated and willing to conduct business over the Internet.

     We expect to earn revenue through user fees charged for access to our database, commissions from e-commerce, and the sale of advertising on our web-site.

     We are a development stage company with no operating history on which to base an evaluation of our business and prospects. You must consider our prospects in light of the risks, expenses and difficulties frequently encountered by companies in their early stage of development. To address these risks, we must establish, maintain and expand our customer base, implement and successfully execute our business and marketing strategy, provide superior customer service, anticipate and respond to competitive developments and attract, retain and motivate qualified personnel. We cannot give any assurance that we will be successful in addressing these risks, and our failure to do so could have a negative impact on our business, operating results and financial condition.

The Offering

Securities Offered:                       Up to 2,500,000 shares of
                                          common stock, par value
                                          $0.0001

Offering price:                           $0.10 per share

Offering period:                          The offering will continue
                                          until the earlier of the date
                                          all offered shares are sold
                                          or six months from the date
                                          of this prospectus.

Net proceeds to us:                       Approximately $230,000, after
                                          expenses of approximately
                                          $20,000 assuming sale of
                                          2,500,000 shares

Use of proceeds:                          We will use the proceeds to
                                          pay for offering expenses,
                                          debt repayment, web-site
                                          development, sales and
                                          technical staff, equipment,
                                          marketing expenses and
                                          working capital.

Number of shares outstanding              5,500,000
before the offering:

Maximum Number of shares outstanding      8,000,000 assuming sale of
after the offering:                       all 2,500,000 shares being
                                          offered.

Summary of Selected Financial Data


     We are a development stage company. From the date of our inception on March 18, 2003, to November 30, 2003, we have not generated any revenue or earnings from operations. As of November 30, 2003, our financial data is as follows:

                                         As at or for the year
                                         ended May 31, 2003
Operations Data

Revenue                                  $0
Net Loss:                                $6,539

Balance Sheet Data
Total Assets:                            $101
Total Liabilities:                       $6,090
Shareholder Equity:                      $(5,989)
Negative Net Tangible Book Value:        $(6,539)
Negative Net Tangible Book Value Per
Share:                                   $0.00

                                  Risk Factors

An investment in our common stock is extremely speculative and involves significant risks. You are cautioned not to purchase our stock unless you can afford to lose your entire investment. You should carefully consider the following risk factors before you decide to buy our common stock. You should also carefully read and consider all the information we have included in this prospectus before you decide to buy our common stock.

We are a development stage company with no operating history, so it will be difficult for potential investors to judge our prospects for success.

PortalToChina.com, Inc. was incorporated on March 18, 2003. Accordingly, we have no operating history upon which we can be evaluated, and our prospects are subject to the risks, expenses and uncertainties frequently encountered by companies in the new and rapidly evolving markets for Internet products and services, including the web-based advertising market. Specifically, such risks include, without limitation, the failure to continue to develop and extend the "PortalToChina" brand, the failure to develop new media properties, our inability to maintain and increase the levels of traffic on PortalToChina properties, the development of equal or superior services or products by competitors, the failure of the market to adopt the web as an advertising medium, the failure to successfully sell web-based advertising, potential reductions in market prices for web-based advertising as a result of competition or other factors, our failure to effectively generate commerce-related revenue through sponsored services and placements in PortalToChina properties, our failure to successfully offer personalized web-based services, such as e-mail services, to consumers without errors or interruptions in service, and the inability to identify, attract, retain and motivate qualified personnel. There can be no assurance that we will be successful in addressing such risks. Our failure to address these risks and uncertainties could cause business results to suffer and result in the loss of all or part of your investment.

If we are unable to obtain financing, you may lose all or substantially all of your investment.


We are a development stage company and our business model is unproven. We have incurred significant operating losses since inception and as of November 30, 2003, we had an accumulated deficit of $6,539. We expect to continue to incur substantial losses to implement our business plan.


We are depending on the proceeds of this offering in order to develop and expand our business because we are not presently earning any revenue. We anticipate that the net proceeds of this offering will be sufficient to meet our anticipated needs for working capital, capital expenditures and business expansion for at least the next 12 months. There is no guarantee, however, that we will be able to sell all, or any, of the offered shares. If we are unable to sell more than 25% of the offered shares, we may not be able to implement our business plan, which would have a material adverse effect on our business, financial condition or results of operations. If we do not raise sufficient funds in this offering to implement our business plan, we may conduct additional public or private offerings of our stock or make other funding arrangements such as loans or enter into strategic partnerships. We have not identified any specific alternative sources of funding other than this offering. There can be no assurance that additional financing will be available on terms favorable to us, or at all. If we are unable to obtain such additional financing, our business, results of operations and financial condition could be substantially harmed.

We will have immediate access to funds raised in this offering. We will not return investors' funds even if we do not raise enough to fully implement our business plan. Therefore, you should not invest in our business unless you are in a position to lose your entire investment.

If our web-site is not successful, you may lose all or substantially all of your investment.

Our web-site is not yet active and we do not presently earn any revenue from it. There can be no assurance that we will ever earn revenue from our web-site or that any such revenue will be sufficient to pay for operations. If we do not earn sufficient revenue from our web-site to pay for operations, we will be required to substantially revise our business plan, and you may lose all or substantially all of your investment.

If we raise additional capital the value of your investment may decrease.

If we need to raise additional capital to implement or continue operations, we would likely have to issue additional equity or convertible debt securities. If we issue equity or convertible debt securities, the net tangible book value per share may decrease, the percentage ownership of our current stockholders may be diluted and such equity securities may have rights, preferences or privileges senior or more advantageous to our common stockholders.

We face intense competition; you may lose all of your investment if we are unable to successfully compete.

We plan to receive a majority of our revenue from selling advertising space on our web-site and allowing third parties to provide sponsored services and placements on our web-site under sponsorship agreements with us. There is intense competition based on price in the sale of advertising on the Internet, which makes it difficult to project future advertising revenue.

The market for Internet advertising and Internet search and retrieval services is intensely competitive. We believe that the principal competitive factors in these markets are name recognition, volume of user traffic, pricing, performance, ease of use, and functionality. Our primary competitors are Internet search and retrieval companies such as Infoseek Corporation, Lycos, Inc., and Yahoo!, Inc. and specific search and retrieval services and products offered by other companies, including Digital Equipment Corporation's Alta Vista, HotWired Venture's and Inktomi's HotBot, and OpenText. In the future, we may encounter competition from ISPs, OSPs, web-site operators, providers of Internet browser software (such as Netscape or Microsoft) and other Internet services and products that incorporate search and retrieval features into their offerings, whether through internal development or by acquisition of one or more of our direct competitors. In addition, we also compete with ISPs, OSPs, Internet browsers and other Internet content providers for the sale of advertisements. Accordingly, we may face increased pricing pressure for the sale of advertisements, which would have a material adverse effect on our business, results of operations and financial condition. Many of our existing competitors, as well as a number of potential new competitors, have longer operating histories in the Internet market, greater name recognition, larger customer bases and databases and significantly greater financial, technical and marketing resources than we do. Such competitors may be able to undertake more extensive marketing campaigns, adopt more aggressive pricing policies and make more attractive offers to potential employees, distribution partners, advertisers and content providers. Further, there can be no assurance that our competitors will not develop Internet search and retrieval services that are equal or superior to ours, or that achieve greater market acceptance than our offerings in the area of name recognition, performance, ease of use and functionality. There can also be no assurance that ISPs, OSPs, Internet browsers and other Internet content providers will not be perceived by advertisers as having more desirable web-sites for placement of advertisements. There can also be no assurance that we will be able to compete successfully against our current or future competitors or that competition will not have a material adverse effect on our business, results of operations and financial condition. The Internet, in general, and PortalToChina.com, Inc., specifically, also must compete with traditional advertising media such as print, radio and television for a share of advertisers' total advertising budgets. To the extent that the Internet is not an effective advertising medium, advertisers may be reluctant to devote a significant portion of their advertising budget to the Internet.

We are completely dependent on the infrastructure of the Internet for our success.

The success of our web-site is dependent on, among other things, the continued expansion of the Internet and its network infrastructure. We cannot assure you that the infrastructure or complementary products necessary to make the Internet a viable commercial network will continue to be developed. In particular, we cannot assure you that the Internet will retain its current pricing structure with regard to volume, distance (the physical location of any user) and the lack of varying rates for different times of day. Moreover, critical issues concerning the commercial use of the Internet (including security, reliability, cost, ease of use and access and quality of service) remain unresolved and may affect the growth of Internet use. We cannot assure you that the Internet will be able to meet additional demands or its users' evolving requirements on a timely basis, at a commercially reasonable cost, or at all. While we anticipate the continued evolution of the Internet and related infrastructure, any failure to develop accordingly could have a material adverse impact on our business, financial condition or results of operations.

Our web-site will be vulnerable to computer viruses or similar disruptive problems. Computer viruses or problems caused by third parties could lead to interruptions, delays or termination of service. Furthermore, inappropriate use of the Internet by third parties could potentially jeopardize the security of confidential information, which may deter certain potential customers from ordering and using our products. Until more comprehensive security technologies are developed, the security and privacy concerns of existing and potential users may inhibit the growth of the Internet industry in general and the use of our web-site in particular.

The cost of adapting to technological change and developing new products may substantially reduce our profitability.

To remain competitive, we must enhance and improve the functionality, features and content of our web-site, and develop other branded media properties. There can be no assurance that we will be able to successfully develop or implement new features and functions, such as search capabilities, user personalization, localized content filter and information delivery through "push" or other methods, which will involve the development of increasingly complex technologies. We also expect that personalized information services, such as a Internet-based e-mail service, will require significantly greater expenses associated with, among other things, increased server capacity and equipment and requirements for additional customer support personnel and systems. To the extent such additional expenses are not offset by additional revenue from such personalized services, our financial results will be adversely affected.

Any imposition of liability against us for information retrieved from the Internet could result in substantial losses and substantially harm our business.

Because material may be downloaded by the online or Internet services operated or facilitated by us or any Internet access providers with which we have relationships, and be subsequently distributed to others, it is possible that claims will be made against us on the basis of defamation, negligence, copyright or trademark infringement or other theories based on the nature and content of such materials. These claims could be based on us providing access to obscene, lascivious or indecent information. We do not carry general liability insurance, so any imposition of liability against us could impair our business or cause us to cease operations.

We may become involved in intellectual property litigation that could impair our ability to conduct our business.

There has been substantial litigation in the computer industry regarding intellectual property rights. We may become involved in claims and counterclaims with third parties regarding infringement with respect to current or future products or trademarks or other proprietary rights. Any infringement or other claims or counterclaims could impair our business because they could be time-consuming; result in costly litigation; divert management's attention; cause product release delays; and require us to redesign our web-site or require us to enter into royalty or licensing agreements which may not be available on terms acceptable to us, or at all.

We could face potential government regulations and legal uncertainties that could impair our business.

We are not currently subject to direct regulation by any government agency, other than regulations applicable to businesses generally. There are currently few laws or regulations directly applicable to access to, or commerce on, the Internet. However, due to the increasing popularity and use of the Internet, it is possible that a number of laws and regulations may be adopted with respect to issues such as the protection of databases, user privacy, pricing and characteristics, and quality of products and services. The adoption of laws or regulations may decrease the growth of the Internet. This decrease could in turn decrease the demand for our services or increase our cost of doing business.

We are dependent on key personnel; if we do not attract and retain qualified management and employees we will likely not earn significant revenue.

Our future success depends in part on our continuing ability to attract and retain highly qualified technical and managerial personnel. Competition for such personnel is intense and there can be no assurance that we will be able to retain our key managerial and technical employees or that we will be able to attract and retain additional highly qualified technical and managerial personnel in the future. The inability to attract and retain the necessary technical and managerial personnel could have a material and adverse effect upon our business, operating results and financial condition.

Since our officers and directors are not located in the United States, investors would have difficulty effecting legal service on them.

Although we are incorporated in the State of Nevada and maintain a registered office in Carson City, Nevada, our officers and directors are residents of Canada. It may be difficult for a resident of a country other than Canada to serve Mr. Fong and Ms. Rechia with legal process or other documentation.

Subsequent to completion of this offering, control of the company will remain with our officers and directors.

If we sell all 2,500,000 shares of common stock in this offering, our officers and directors will own at least 5,500,000 shares (68.75% of our issued common stock) and will control us. Following completion of this offering, our officers and directors will be able to elect all of our directors and inhibit your ability to cause a change in the course of our operations. Furthermore, our officers and directors may effect a major transaction such as a merger without further shareholder approval. Our articles of incorporation do not provide for cumulative voting.

The limited market for our shares will make our price more volatile, therefore you may have difficulty selling our common stock.

Currently, our common stock is not listed or quoted upon any established trading system. Most of our common stock will be held by a small number of investors that will further reduce the liquidity of our common stock. Furthermore, the offering price of our common stock was determined by us, and was based upon the amount of capital needed to develop and promote our web-site, without considering assets, earnings, book value, net worth or other economic or recognized criteria or future value of our common stock. Market fluctuations and volatility, as well as general economic, market and political conditions, could reduce our market price. As a result, this may make it difficult or impossible for you to sell our common stock or for you to sell our common stock for more than the offering price even if our operating results are positive.

                           Forward-Looking Statements

Information in this prospectus contains "forward looking statements" which can be identified by the use of forward-looking words such as "believes", "estimates", "could", "possibly", "probably", "anticipates", "estimates", "projects", "expects", "may", or "should" or other variations or similar words. No assurances can be given that the future results anticipated by the forward-looking statements will be achieved. The following matters constitute cautionary statements identifying important factors with respect to those forward-looking statements, including certain risks and uncertainties that could cause actual results to vary materially from the future results anticipated by those forward-looking statements. Among the key factors that have a direct bearing on our results of operations are the effects of various governmental regulations, the fluctuation of our direct costs and the costs and effectiveness of our operating strategy. Other factors could also cause actual results to vary materially from the future results anticipated by those forward-looking statements.

                                 Use Of Proceeds

     Our President will be offering the common stock. There is no assurance that we will raise any proceeds, or if any proceeds are raised, that it will be sufficient enough to implement our business plan. The following table sets forth management's current estimate of the allocation of net proceeds anticipated to be received from this offering if all or part of this offering is sold. Actual expenditures may vary from these estimates. Pending such uses, we will invest the net proceeds in investment-grade, short-term, interest bearing securities.

                    2,500,000       1,875,000       1,250,000        625,000
                    Shares Sold     Shares Sold     Shares Sold      Shares Sold
                    -----------     -----------     -----------      -----------
Gross Proceeds        250,000         187,500         125,000         62,500

Less offering          20,000          20,000          20,000         20,000
Expenses

Net Proceeds          230,000         167,500         105,000         42,500


Use of Proceeds

Debt Repayment          6,000           6,000           6,000          6,000
Web-site Development   75,000          75,000          70,000         35,000
Sales representatives  40,000          20,000               0              0
Technical Staff        60,000          30,000               0              0
Equipment              30,000          20,000          13,000              0
Marketing Expenses     10,000          10,000          10,000              0
Working Capital         9,000           6,500           6,000          1,500

Total
Use of Proceeds       230,000         167,500         105,000         42,500

     The foregoing represents our intentions based upon our present plans and business conditions. The occurrence of unforeseen events or changed business conditions, however, could result in the application of the proceeds of this offering in a manner other than as described in this prospectus.

     If any of these factors change, we may find it necessary or advisable to reallocate some of the proceeds within the above-described categories. Debt repayment refers to repayment of a promissory note issued to our President, Paul Fong, on May 30, 2003. Under the terms of the Note, which is unsecured, PortalToChina.com, Inc. promises to repay Paul Fong the sum of $6,000 on May 31, 2005, with interest accruing at an annual interest rate of three percent. Proceeds of the loan from Paul Fong were used to pay for legal fees, accounting fees, and miscellaneous expenses.

     Equipment includes computers, telecommunications and furniture. Working capital includes leased premises, office expenses and supplies, and other general expenses. In the event that we do not raise sufficient capital to pay for the offering expenses, we plan to seek loans from our current shareholders.

                         Determination Of Offering Price

     As no underwriter has been retained to offer our common stock, the offering price of our common stock was not determined by negotiation with an underwriter as is customary in underwritten public offerings. Rather, we arbitrarily selected the offering price. There is no relationship between the offering price of the shares and our assets, earnings, book value, net worth or other economic or recognized criteria or future value of our common stock.

                                    Dilution


     At November 30, 2003, we had a negative book value of $(5,989) or $(0.00) per share. Negative book value per share is determined by dividing our total shareholders' deficit at November 30, 2003, by the number of shares of Common Stock outstanding. Without taking into account any changes in negative book value after November 30, 2003, other than to give effect to the sale of the 2,500,000 shares of Common Stock offered hereby, and after deducting estimated offering expenses, the pro forma book value at November 30, 2003, would have been approximately $224,011 or $0.03 per share. This amount represents an immediate dilution to new investors of $0.07 per share. The following table illustrates this dilution per share:

Assumed  public offering price per share..............            $ 0.10
 Negative Book value per share at November 30, 2003...  $(0.00)
 Increase per share attributable to new investors.....     0.03
                                                        -------
Book value per share after offering...................              0.03
                                                                  ------
Book value dilution per share to new investors........            $ 0.07
                                                                  ======

     Assuming the sale of 75%, 50% and 25% of the Offering, the pro forma book value at November 30, 2003, would have been approximately $161,511 or $0.02 per share, $99,011 or $0.02 per share, and $36,511 or $0.01 per share, representing a book value dilution per share to new investors of $0.08, $0.08 and $0.09 per share respectively.

     The following table sets forth, as of November 30, 2003, the number and percentage of shares of Common Stock held by the existing shareholders and by the investors purchasing shares of Common Stock in this offering assuming 2,500,000 shares of Common Stock are sold.


                                 Shares Purchased
                               Number        Percent
                               ---------     --------
Existing shareholders          5,500,000      68.75
New investors                  2,500,000      31.25
                               ---------     --------
  Total                        8,000,000     100.00%
                               =========     ========

            Market For Common Equity And Related Stockholder Matters

     There is no trading market for our common stock and no assurance can be given that a trading market will develop in the future, or, if developed, that it will be sustained. Consequently, a purchaser of our common stock may find it difficult to resell the securities offered herein should the purchaser desire to do so when eligible for public resale. Furthermore, the shares are not marginable and it is not likely that a lending institution would accept our common stock as collateral for a loan.

     Pursuant to this registration statement, we propose to publicly offer up to a total of 2,500,000 shares of common stock on a best efforts, no minimum basis. To date, we have no outstanding options, warrants, or convertible securities.
We have no agreements to register shares of common stock held by existing security holders for resale. Prior to this offering, we have two shareholders that own in the aggregate of 5,500,000 shares of restricted common stock.

     Our transfer agent and registrar is Pacific Stock Transfer Company located at 5844 South Pecos Road, Suite D, Las Vegas, Nevada, 89120, telephone (702) 361-3033.

                                Plan Of Operation

The following discussion and analysis of our plan of operation should be read in conjunction with the financial statements and the related notes. This discussion contains forward-looking statements based upon current expectations that involve risks and uncertainties, such as our plans, objectives, expectations and intentions. Our actual results and the timing of certain events could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth under "Risk Factors," "Description of Business" and elsewhere in this prospectus.

Overview

     We are a development stage provider of information through our Internet web site that is designed to meet the needs of those interested in doing business in China. We believe that our web-site will provide a comprehensive "portal" of resources that will give users the ability to reference important Chinese trade and business information, engage in e-commerce, post information on products and services, interact with others having similar interests, access a database of Chinese products and companies, and conduct bilingual (English and Chinese) searches of our web-site.

     Our plan of operations for the next 12 months is to develop and promote our web-site, employ sales and technical staff, repay debt, purchase equipment and secure appropriate office space.

Liquidity And Capital Resources


     Our business is in the early stages of development and has had no significant operations. Since inception on March 18, 2003, we have earned no revenue. As of November 30, 2003, we had a negative working capital of $5,989 and no assets. All incurred expenses have been funded thus far by private placements and by a loan from our President.


     We expect to be able to satisfy our cash requirements until our web-site is delivered. On delivery of the web-site, we will owe the developer $35,000. At that time, we will also need to hire up to two sales staff and two technical staff to assist the officers with the operation and marketing of the web-site. Anticipated annual salary for each sales staff is $20,000, and for each technical staff is $30,000.

     If this offering is not successful, then we will need to raise additional financing during the next 12 months. Such financing could take the form of joint venture arrangements or limited liability companies or partnerships in which we act as managing member or general partner, additional sales of our securities or an operating line of credit. If we are unable to secure such financing, then we may be forced to substantially revise our plan of operations.

     We have a limited operating history on which to base an evaluation of our business and prospects. You must consider our prospects in light of the risks, expenses and difficulties frequently encountered by companies in their early stage of development. To address these risks, we must establish, maintain and expand our customer base, implement and successfully execute our business and marketing strategy, provide superior customer service, anticipate and respond to competitive developments and attract, retain and motivate qualified personnel. We cannot assure that we will be successful in addressing these risks, and our failure to do so could have a negative impact on our business, operating results and financial condition.

Product Development

     We plan to earn all of our revenue through our web-site. This revenue will be derived from user fees, and advertising, e-commerce and sponsorships made available through our web-site. As such, we expect continual development of our web-site throughout our operating life.

     On April 14, 2003 we contracted with an independent third party for the development of our web-site, to be delivered by April 30, 2004. The contract commits us to paying $35,000 on delivery of a web-site that will feature a bilingual (Chinese and English) search engine, Chinese trade and business information (including trade and investment regulations, investment opportunities, special product offerings, exhibition schedules, and current Chinese financial and economic news), a domain search engine, and an electronic commerce facility that enables the sale of products.

     On successful completion of this offering, we plan to expand our web-site by April 30, 2004, by adding a database of Chinese products and significant Chinese businesses, pay-per-view services for more detailed company and product information, and a bulletin board where buyers and sellers can list information on products and services. The cost of adding this functionality to our web-site will be $35,000.

     On successful completion of this offering, we plan to purchase and install a server array of multiple UNIX and Windows servers and backup server systems in our primary location to host our database by April 30, 2004. We anticipate that the cost of purchasing and installing this equipment will be $30,000.

Contractual Obligations And Commercial Commitments

Contractual                      Payments Due by Period
Obligations
                    Total       Less than   1-3         4-5         After 5
                                1 year      years       years       years
----------------    ----------- ----------- ----------- ----------- -----------
Long-Term Debt       $6,365                  $6,365(1)

Unconditional       $35,000     $35,000(2)
Purchase
Obligations

Total Contractual   $41,365     $35,000      $6,365
Cash Obligations

 (1) On May 30, 2003, we issued an unsecured promissory note in the amount of $6,000 bearing interest at three percent per annum to Paul Fong, our President, Chief Financial Officer, and a Director (see "Certain Relationships And Related Transactions").

(2) On April 14, 2003, we entered into a contract for the development of our web-site. We are committed to paying the sum of $35,000 for the web-site upon delivery. Delivery must be made before April 30, 2004. Under the terms of the agreement, other services with respect to improving our web-site will be provided at our request prior to April 30, 2004, with payment for such services being due on delivery.

Off-Balance Sheet Arrangements

There is no transaction, agreement or other contractual arrangement to which an entity unconsolidated with us is a party, under which we have:

  (i)  any obligation under a guarantee contract;

  (ii) a retained or contingent interest in assets transferred to an unconsolidated entity or similar arrangement that serves as credit, liquidity or market risk support to such entity for such assets;

  (iii) any obligation, including a contingent obligation, under a contract that would be accounted for as a derivative instrument; or

  (iv) any obligation, including a contingent obligation, arising out of a variable interest in an unconsolidated entity that is held by, and material to us, where such entity provides us with financing, liquidity, market risk or credit risk support to, or engages in leasing, hedging or research and development services.

                             Description Of Business

General

     We are a development stage provider information on the Internet through our web-site (www.portaltochina.com), designed to meet the needs of those interested in doing business in China. We plan to operate within what is commonly referred to as the "business-to-business" segment of the Internet in which products and services are offered principally to businesses as compared to the "business-to-consumer" segment of the Internet in which products and services are offered principally to consumers. Our web-site will be located at www.portaltochina.com. The Information set forth on our web-site does not constitute part of this prospectus.

     It is our objective to establish our web-site as a leading gateway, or "Internet Portal," for business information searches in China. Upon successful completion of this offering we intend to expand our web-site services by creating a comprehensive searchable database of Chinese business information, products and companies. Visitors will be able to utilize our web-site to obtain information on doing business in China, to identify potential business partners and needed products and services and to list their own product and service offerings. We believe our web-site will provide potential advertisers and e-commerce partners with a large, demographically desirable audience, who as a group, are affluent, highly educated and willing to conduct business over the Internet.

     We were incorporated on March 18, 2003 under the laws of the State of Nevada. From inception through June 1, 2003, our operations have been primarily limited to developing our business plan, building our web-site, and marketing. Our principal office is located at 1802-888 Pacific Street, Vancouver, British Columbia, Canada, V6Z 2S6, (604)830-3818.

Industry Background

     The Internet is a global collection of thousands of computer networks interconnected to enable commercial organizations, educational institutions, government agencies and individuals to communicate electronically, access and share information, and conduct business. Much of the growth to-date in the use of the Internet by businesses and individuals is due to the emergence of the Internet.

     The Internet is a network medium that includes a wide range of content and activities. Within the Internet there can be found content such as magazines, news, sports information, radio broadcasts, corporate, product, educational, research and political information, customer service, shopping, electronic commerce, hotel and airline reservations, banking, games, and discussion groups.

     In recent years, the Internet has become a place where a wide range of goods and services can be bought or sold, making cyberspace a global community, a commercial medium, and a multi-billion-dollar industry. According to figures from the Internet research company eMarketer (http://www.emarketer.com), worldwide B2B e-Commerce revenues will surpass $1.4 trillion by the end of 2003. By 2004, worldwide e-Commerce revenues are expected to total $2.7 trillion. According to eMarketer, the United States will account for over one-half of worldwide revenues in 2003. At the end of 2003, B2B e-Commerce revenues in the US will total $721 billion. By 2004, the US e-Commerce revenues are expected to reach $1.01 trillion. The report also reveals that 70 percent of companies have experimented with purchasing online, but less than ten percent of their total spending is currently being channeled via the Internet. Furthermore, the Census Bureau of the U.S. Department of Commerce estimates that U.S. retail e-commerce sales for the first quarter of 2003 was $11.921 billion, an increase of 25.9 percent from the first quarter of 2002. Total retail sales for the first quarter of 2003 were estimated at $772.2 billion, an increase of 4.4 percent from the same period the previous year.

     The term, "e-commerce" refers to financial transactions carried out over the Internet. Revenue from e-commerce is typically derived from transaction fees or percentage of sales fees directly generated by the placement of links on a web-site to an online merchant site or online store. The growth in e-commerce is being fueled by two interrelated factors. First, users are becoming increasingly comfortable with the concept of using the Internet for retail shopping, due in part to growing confidence in credit card transaction security. Second, the number of Internet users is growing at a dynamic rate. International Data Corporation (http://www.idc.com) estimates that there were about 69 million users of the Internet at the end of 1997 and that the number of users had grown to 600 million by the end of 2002.

     The Internet enables advertisers to target their messages to audiences having specific demographic characteristics and to track the effectiveness of their advertisements based on impressions delivered and click through rates. Advertising on the Internet is beginning to rival more traditional print and broadcast media. The Interactive Advertising Bureau (http://www.iab.net) estimates that worldwide Internet advertising has grown from $1.5 billion in 1998 to $15 billion in 2003, of which $6.38 billion was spent in the United States. Furthermore, Internet advertising spending is growing at a rate of 6.3% annually versus 4.7% growth in all other media. E-commerce is revolutionizing the way information and goods are bought and sold by offering convenience and affordability to consumers and businesses. This continued growth of Internet advertising demonstrates that an increasing number of advertisers now consider a strong presence on the Internet as key to their overall branding strategies, which reinforces the importance of the medium as an integral component to across-the-board advertising coverage.

     Relative to the United States and Western Europe, the Internet is in its infancy in China. We believe that the number of Internet subscribers in China has grown rapidly in recent years and that the rate of growth in use of the Internet in China will continue to accelerate. The IDC Study "Asia/Pacific Internet Access and Value-Added Services Forecast and Analysis, 2002-2007" analyzes the Asia/Pacific (excluding Japan) regional market for Internet access and Internet Protocol (IP) value-added services covering the key markets of Australia, Hong Kong, India, Korea, Malaysia, Philippines, the People's Republic of China (PRC), Singapore, Taiwan, and Thailand. According to IDC estimates, e-commerce revenue in China had grown to $1.87 billion by 2002 with "business-to-business" e-commerce revenue accounting for better than 70 percent of e-commerce revenue. Growth of the Asia/Pacific (excluding Japan) Internet access market has continued through 2002 into 2003, boosted by new broadband services and market expansion in developing countries. Total Internet subscribers in the Asia/Pacific region numbered 50 million in 2002, and the number is expected to reach 116 million in 2007, with revenues growing from US$8.5 billion in 2002 to US$24.4 billion in 2007, making dial-up and broadband Internet access revenues the dominant force in data communications revenues over the next five years.

Our Business

     Our web-site, www.portaltochina.com, will be designed to meet the information needs of those interested in accessing the Chinese market, and to serve as a gateway for Chinese businesses to access international markets. PortalToChina.com will be a bilingual (both Chinese and English) web-site that offers Chinese business content that includes a comprehensive product and company database, online business tools, financial and economic news, a product trade center and a search engine. This basic structure is expected to attract an audience that is, as a group, affluent, highly educated and willing to conduct business over the Internet, allowing our web-site to be an attractive host to online advertisers, e-commerce partners and sponsors.

     We believe that businesses are increasingly recognizing that productivity and competitiveness depend on access to reliable online information, including information about customers, competitors, products, industries, business trends, breaking news and market data. Because of its affordability, convenience and ease of access, the Internet has emerged as an effective medium for distributing business information. We believe that as business information requirements are reaching unprecedented levels, organizations will be willing to pay for information that gives them a competitive edge.

     While company and product data is available from a variety of sources in the United States, both in print and online, similar data regarding Chinese companies and products is not as readily available. We believe this lack of company and product data impedes the efficient operation and growth of companies interested in doing business in China and presents an opportunity for us to develop and utilize a planned database of company and product information to become a reliable and recognized source of such data.

     We intend to provide high-quality, cost-effective and useful business information, products and services that are essential to businesspersons today to support domestic and international trade in China and to provide an attractive environment for organizations seeking to establish advertising or e-commerce relationships.

Products and Services

     Our principal product and service offerings include (1) content delivered through our web-site; and (2) advertising, e-commerce and sponsorships made available through our web-site.

(1)  PortalToChina.com

     Our web-site will be located at the URL address www.portaltochina.com. Our plan is to develop the type of compelling features and services that will make our web-site one of the most comprehensive bilingual (both Chinese and English) search engines and Internet directories for Chinese business information presently in operation. Users will be able to access information on Chinese trade and business (including trade and investment regulations, investment opportunities, special product offerings, exhibition schedules) and current Chinese financial and economic news. We also plan to offer users the ability to access multiple search engines and a domain name search engine.

     Our content services will be tailored to meet the business information needs of companies that are interested in doing business in China. On successful completion of this offering, we intend to create a database of significant Chinese products and businesses. We anticipate that our database will include 100,000 products and 10,000 companies within 12 months of our web-site being completed. The database will enable buyers and sellers to share information with the business community, promote products and businesses, source products and identify potential business partners. Visitors will also be able to search, in either English or Chinese languages, for product information, company information and web-site directories. We plan to include in the web-site a bulletin board where buyers and sellers can list information on products and services.

     We intend to offer levels of access to our database. The first level will be free of charge. All users will be able to view brief enterprise and product overviews, which will include the name, address, telephone and fax numbers, e-mail address, web-site and a brief description of the business and products offered.

     The second level of access to our planned database will be on a subscription basis. It is our plan, market conditions permitting, to offer more detailed company information, product information and supply and demand information to subscribers who will pay a monthly subscription fee (presently expected to average $20 per month) for access to such data. We have not, as yet, begun efforts to launch our subscriber service and have not set a date to begin such efforts. There is no assurance that we will ever be able to launch our subscriber service or that such a service will be accepted by the market.

     By deploying two levels of access to our database and an Internet-based distribution model, we will be able to introduce our business information and services at no cost to the visitor. We intend to offer these users the opportunity to access more detailed business and product data at an affordable price, independent of their enterprise affiliations. We plan to create direct relationships with individuals within enterprises, that will facilitate future enterprise wide sales.

     While there are many search engines and databases available to Internet users, very few of them are specifically designed to cater to English and Chinese language. We believe that search engines, increasingly recognized as the key portals to the Internet, will benefit from the increasing number of Internet users since advertisers will more likely advertise on web-sites that both demonstrate a high volume of user traffic and provide programs designed to make "surfing" the Internet easier by offering search capabilities and a wide range of visitor services.

     If we successfully complete this offering we intend to employ a technical staff to collect company and product information from companies, governmental agencies, trade exhibitions and publications, a variety of Internet-based and print resources and individual gathering efforts. Companies will be encouraged to submit product and company information as a means of promoting their business and may submit information directly to our staff by e-mail or by fax. Our staff will compile and organize the data and continuously manage and update the database to ensure the quality and accuracy of the information. If we successfully complete this offering we expect to construct a server array of multiple UNIX and Windows servers and backup server systems in our primary location to host the database. The construction of this technology infrastructure will cost approximately $30,000.

(2)  Advertising, E-Commerce and Sponsorships

     Our goal is to attract a large, demographically desirable audience of users that make our web-site attractive to advertisers, sponsors and businesses who may be interested in marketing to our users or otherwise reaching our users through e-commerce. In particular, we plan to become a leader in providing cost-effective services to Chinese businesses seeking to advertise or sell products and services over the Internet.

     We will offer banner and button advertisements, and sponsorships or co-branded advertising to organizations that want to integrate their advertisements or products with selected content on our web-site. We will also offer e-commerce opportunities through our portal for organizations who want to sell their products on the Internet. Moreover, we will offer combined arrangements that can integrate components of advertisement, sponsorship and e-commerce.

     Banner ads are small, usually rectangular graphics that appear on most web-sites. Like roadside billboards the messages are usually static and appear at the top of a web page. Button ads are small, approximately square advertisements that are usually at the bottom of a web page and contain only a corporate name or brand. Clicking on the button takes the online viewer directly to the corporate web-site which allows advertisers to directly interact with the online viewer. Sponsorships are strategically placed corporate or brand names advertisements, possibly including a banner or button, which attempt to integrate a company's brand or products with the content on targeted web-sites. The goal of sponsorships is to cause users to strongly identify the advertiser with the mission, or content, of the web-site.

     We plan to enter into agreements with advertisers pursuant to which advertisements are placed on our web-site and we guarantee a minimum number of impressions for a fixed fee. Our list price for advertising will range from $25 to $30 for each 1,000 impressions generated. Advertisement rates depend upon a variety of factors, including the duration of the advertising contract, whether the advertisements are targeted to a particular audience or are "run-of-site" advertisements, and the number of impressions purchased, and are often negotiated on a case-by-case basis.

     In addition to advertising services, we can assist customers with the establishment of a complete online shop where consumers may view catalogs, product information and pricing information and order and pay for the products online.

     We also intend to enter into joint ventures with name brand manufacturers to sell products directly from our web-site.

Strategy

     Underlying our strategy is an understanding of the need to enhance, promote and support a perception that our Internet offerings are specifically designed to meet the needs of our target users. Our goal is to be one of the leading Internet destinations for businesses doing, or seeking to do, business in China. Our strategy to achieve this objective includes: (1) establishing our web-site as a premier Internet gateway and search engine; (2) expanding our database to become a recognized leader in providing Chinese business information on the Internet; (3) establishing e-commerce to sell Chinese products and services; and
(4) establishing relationships with advertisers seeking to access the Chinese market.

     We intend to build PortalToChina.com brand awareness and reputation. At present we are entirely reliant upon the Internet and our officers for marketing and promotion of our services. Upon successful completion of this offering, we intend to employ one or two sales representatives in order to build our internal marketing capabilities through marketing, public relations campaigns and image advertising. We plan to expand our relationships with frequently visited and well-known web-sites and establish new relationships that allow us to introduce our content to a broader audience. We also intend to create sponsor areas on popular web-sites frequented by businesspersons.

     We intend to build the depth and breadth of our coverage of companies, industries and products by expanding our database. We may license additional company and industry information from third parties. We will seek to forge new and expanded distribution and content relationships. In order to increase the frequency and duration of our viewers' visits to our site, we intend to develop additional services, tools and online resource centers tailored to the Chinese market that visitors can use to perform mission-oriented tasks in areas such as professional development, business travel and corporate operations. By enhancing and expanding our core content and tools, we intend to make our web-site a destination where persons interested in the Chinese market can improve their business skills and resources and transact business multiple times a day.

     We intend to facilitate e-commerce by selling selected Chinese products and services on our web-site. We expect to realize revenue through sales agency agreements with the providers of these products and services and/or through fees for the placement of these items on our web-site. By expanding the range of items that are available through the PortalToChina.com web-site we intend to become a premier Internet destination for the online purchase of Chinese products and services.

     We intend to establish relationships with advertisers seeking to penetrate the Chinese market. As our database of Chinese products and companies becomes more comprehensive and the Internet traffic on the PortalToChina.com web-site increases, we expect that we will be able to demonstrate to prospective advertisers the value of placing advertisements on our web-site. We expect to sell advertising in the form of banners, sidebars, and search engine placements where appropriate.

Marketing

     We will rely almost exclusively on the Internet for marketing and promotion of our services until we are able to employ sales personnel. Our Internet marketing strategies will include advertising and hyperlinks at other sites through partnerships with as many sites as possible to trade advertisements and links. We also intend to market in business directories. Our marketing efforts are presently conducted by our officers. On successful completion of this offering we intend to retain one or two sales representatives to market our services and provide customer support.

Competition

     The market for Internet advertising, e-commerce and Internet-based information services is relatively new, intensely competitive, rapidly evolving and subject to rapid technological change. We expect competition to persist, intensify and increase in the future. There are several Internet sites that promote Chinese trade and products that may compete with us for Internet advertising and e-commerce customers, including Netease, Sina Corporation, Tom.com and Yahoo! China. We also compete indirectly for advertisers and e-commerce customers with a large number of other Internet sites, including sites that cater to the Chinese market and sites that promote international trade, and with traditional advertising and media agencies and formats.

     There are relatively low barriers to entering the markets in which we compete. We have no patented technology to preclude competitors from entering our markets; instead, as an information provider we rely on the skill of our personnel. We expect that our services will be compared based upon performance, price, creativity and reliability. We believe that we will be able to compete favorably in terms of performance, price, creativity and reliability. However, many of our competitors offer comprehensive Internet technology solutions, including ISP hosting services, and have longer operating histories, larger installed customer bases; longer relationships with clients, and significantly greater financial, technical and public relations resources than we do. There can be no assurance that we will be able to successfully compete with existing competitors or with new competitors that may enter one or more of our markets.

Intellectual Property and Proprietary Rights

     We regard copyrights, service marks, trademarks, trade secrets and other intellectual property as critical to our success. While we do not presently hold any copyrights, service marks or trademarks, we expect to rely on trademark and copyright law, trade secret protection and confidentiality and/or license agreements with employees, customers, partners and others to protect intellectual property rights. Despite such precautions, it may be possible for third parties to obtain and use intellectual property without authorization. Furthermore, the validity, enforceability and scope of protection of intellectual property in Internet-related industries is uncertain and still evolving. The laws of some foreign countries do not protect intellectual property to the same extent as do the laws of the United States.

     We intend to pursue the registration of trademarks in the United States and internationally in China and other Asian countries. We may not, however, be able to secure adequate protection for such trademarks in the United States and other countries. Effective trademark protection may not be available in all the countries in which we conduct business. Policing unauthorized use of marks is also difficult and expensive. In addition, it is possible that competitors will adopt product or service names similar to our own, thereby impeding our ability to build brand identity and possibly leading to customer confusion.

     Many businesses are actively developing chat, home page, search and related Internet technologies. Developers of such technologies can be expected to take steps to protect these technologies, including seeking patent protection. There may be patents issued or pending that are held by others and that cover significant parts of our technology, business methods or services. Disputes over rights to these technologies may arise in the future. We cannot be certain that our products and services do not or will not infringe valid patents, copyrights or other intellectual property rights held by third parties. We may be subject to legal proceedings and claims from time to time relating to the intellectual property of others in the ordinary course of our business. In the event that we determine that licensing this intellectual property is appropriate, we may not be able to obtain a license on reasonable terms or at all. We may also incur substantial expenses in defending against third-party infringement claims, regardless of the merit of these claims. Successful infringement claims against us may result in substantial monetary liability or may prevent us from conducting all or a part of our business.

     We also intend to license technology from third parties, including web-server and encryption technology. The market is evolving and we may need to license additional technologies to remain competitive. We may not be able to license these technologies on commercially reasonable terms or at all. In addition, it is possible that licensed technologies may not be successfully integrated into our services. The inability to obtain any of these licenses could delay product and service development until alternative technologies can be identified, licensed and integrated.

Employees

     We currently have no employees. Upon delivery of our web-site, we anticipate the need to hire two sales representatives to market our web-site and provide customer support, and two technical staff to collect company and product information, and compile and organize the information on a continuous basis. Upon successful completion of this offering, we will begin hiring the needed employees. Until then, we will utilize independent contractors as needed and as our resources permit. We do not intend to provide any special benefit or incentive program to our employees.

                             Description Of Property

     We are presently using premises supplied at no cost by our President, Paul Fong, at 1802-888 Pacific Street, Vancouver, British Columbia. If this offering is successful we intend to move our offices to leased premises of approximately 800-1,000 square feet at another location to provide room for sales and technical staff. The cost of such premises will be approximately $1,000 per month.

                                Legal Proceedings

     Neither PortalToChina.com, Inc., nor any of its officers or directors is a party to any material legal proceeding or litigation and such persons know of no material legal proceeding or contemplated or threatened litigation. There are no judgments against PortalToChina.com, Inc. or its officers or directors. None of the our officers or directors have been convicted of a felony or misdemeanor relating to securities or performance in corporate office.

          Directors, Executive Officers, Promoters And Control Persons

     The following sets forth our directors, executive officers, promoters and control persons, their ages, and all offices and positions held. Directors are elected for a period of one year and thereafter serve until their successor is duly elected by the shareholders. Officers and other employees serve at the will of the Board of Directors.

                                                   Term Period
Name             Position              Age         Served as
                                                   Director/Officer
--------------   -------------------   ----        ------------------------
Paul Fong        President,             51         03/30/03 to present
                 Chief Financial
                 Officer,
                 Director

Caroline Rechia  Secretary,             32         03/30/03 to present
                 Director

     Paul Fong serves as our President and Chief Financial Officer. Mr. Fong has been the President of Paul Fong Pontiac Buick GMC Ltd. in Vancouver, British Columbia since 1998. He completed three years of business studies at Simon Fraser University in Burnaby, British Columbia.

     Caroline Rechia serves as our Vice President and Secretary. Since 2001, Ms. Rechia has been employed as a systems analyst by Chalk Media Corp., a privately held company based in Vancouver, British Columbia. Chalk Media Corp. creates custom learning and marketing campaigns for corporations through rich media content, strategic design and targeted delivery. From 2000 to 2001, Ms. Rechia provided useability testing services to THINQ Learning Solutions, Inc., a privately held company headquartered in Baltimore, with operations in the United States, Canada and the U.K. that provides enterprise learning management tools to corporations and government agencies. From 1997 to 2000, Ms. Rechia was employed as a communications specialist for Canadian Tire Corporation, Ltd. Ms. Rechia received a Bachelor of Arts from the University of Toronto in 1994.

                             Executive Compensation

     To date we have no employees. Neither our officers nor directors have been paid any compensation. We have no employment agreements with any of our officers. We do not contemplate entering into any employment agreements until we have either successfully completed this offering or we have been able to arrange sufficient alternative financing. Neither our officers nor our directors will be paid any compensation from the proceeds of this offering.

     There are no other stock option plans, retirement, pension, or profit sharing plans for the benefit of our officers and directors. We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance.

                 Certain Relationships And Related Transactions

     On May 30, 2003, we issued an unsecured promissory note in the amount of $6,000 bearing interest at three percent per annum to Paul Fong, our President, Chief Financial Officer, and a Director.

     We have issued common stock to the following officers, directors, promoters and beneficial owners of more than 5% of our outstanding securities.

                   Position
Name               with Company    Shares     Consideration   Date
----------------   -------------   ---------  --------------  --------------
Paul Fong          President,      3,000,000       $300       March 10, 2003
                   Chief
                   Financial
                   Officer

Caroline Rechia    Vice President  2,500,000       $250       March 10, 2003
                   Secretary

     On May 30, 2003, we issued an unsecured promissory note in the amount of $6,000 bearing interest at three percent per annum to Paul Fong, our President, Chief Financial Officer, and a Director. The promissory note is due on May 31, 2005, but we anticipate repaying it earlier than the due date from the proceeds of this offering. If we fail to repay the promissory note on the due date, then the interest rate on the principal and accrued interest will increase as of May 31, 2005 to five percent per annum. Proceeds from this promissory note were used to pay for development of our business plan, accounting and legal expenses. This transaction was evaluated as being fair by our directors reviewing the transaction without third party advice or consultation. No independent third party has evaluated the fairness of this transaction.

         Security Ownership Of Certain Beneficial Owners And Management

     As of May 31, 2003, the following table sets forth information known by our management regarding beneficial ownership of our common stock at the date of this prospectus by: each person known by us to own, directly or beneficially, more than five percent of our common stock; each of our executive officers and directors; and, all of our officers and directors as a group.

     Except as otherwise indicated, our management believes that the beneficial owners of the common stock listed below, based on information furnished by the owners, own the shares directly and have sole investment and voting power over the shares.

Name                    Number of Shares            Percent
-------------------     ----------------            -------
Paul Fong                     3,000,000                55%

Caroline Rechia               2,500,000                45%

Directors and                 5,500,000               100%
officers as a group
(two persons)

     The address for all officers and directors is 1802-888 Pacific Street, Vancouver, British Columbia V6Z 2S6.

     Mr. Fong and Ms. Rechia are promoters of PortalToChina.com, Inc.

                              Plan Of Distribution

     Currently, we plan to sell our common stock through Paul Fong, who is our President. Mr. Fong will not receive any commission from the sale of any common stock. Mr. Fong will not register as a broker/dealer under Section 15 of the Securities Exchange Act of 1934 (the "Exchange Act") in reliance upon Rule 3a4-
1. Rule 3a4-1 sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer's securities and not be deemed to be a broker-dealer. These conditions are as follows:

1. The person is not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act, at the time of his participation;

2. The person is not compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities;

3. The person is not, at the time of their participation, an associated person of a broker-dealer; and

4. The person meets the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act in that she (a) primarily performs, or is intended to primarily perform at the end of the offering, substantial duties for or on behalf of the Issuer otherwise than in connection with transactions in securities; and (b) is not a broker-dealer, or an associated person of a broker-dealer, within the preceding twelve (12) months; and (c) does not participate in selling and offering of securities for any Issuer more than once every twelve (12) months other than in reliance on paragraphs (a)(4)(i) or (a) (4) (iii) of the Exchange Act.

     Mr. Fong is not subject to disqualification, is not being compensated, and is not associated with a broker-dealer. Mr. Fong is and will continue to be one of our officers and directors at the end of the offering and, during the last twelve months, he has not been and is not currently a broker-dealer nor associated with a broker-dealer. Mr. Fong has not, during the last twelve months, and will not, during the next twelve months, offer or sell securities for another corporation other than in reliance on paragraphs (a)(4)(i) or (a)
(4) (iii) of the Exchange Act.

     We will be conducting our offering of common stock exclusively to residents of Canada and Europe.

     We are offering the stock directly without any requirement that a minimum number of shares be sold. The Offering will continue until the earlier of the date all offered shares are sold or six months from the date of this prospectus. The funds received from the sale of stock in this offering will not be placed in escrow and will immediately be available to us for use in our business in the manner described in "Use of Proceeds." No broker-dealer is participating in this offering, and no sales commissions will be paid to any person in connection with this offering.

     There is currently no trading market for our common stock, and there can be no assurance that any trading market will develop in the future.

                          Description Of The Securities

     We are currently authorized to issue 100,000,000 shares of $0.0001 par value common stock. All shares are equal to each other with respect to liquidation and dividend rights. Holders of voting shares are entitled to one vote for each share that they own at any shareholders' meeting. Holders of our shares of Common stock do not have cumulative voting rights

     Holders of shares of common stock are entitled to receive such dividends as may be declared by the Board of Directors out of funds legally available. Upon liquidation, holders of shares of common stock are entitled to participate pro-rata in a distribution of assets available for such distribution to shareholders. There are no conversion, pre-emptive or other subscription rights or privileges with respect to any shares.

     Our Articles of Incorporation do not provide for the issuance of any other securities.

     Disclosure Of Commission Position On Indemnification For Securities Act
                                   Liabilities

     Article Twelfth of our Articles of Incorporation provides, among other things, that no director or officer of the Corporation shall be personally liable to the Corporation or any of its stockholders for damages for breach of fiduciary duty as a director or officer involving any act or omission of any such director or officer; provided, however, that the foregoing provision shall not eliminate or limit the liability of a director or officer (i) for acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or (ii) the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

In the event that any claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  Legal Matters

     The validity of the shares of Common stock offered by us will be passed upon by the law firm of Mound, Cotton, Wollan & Greengrass, New York, New York.

                                     Experts

     Our balance sheet as of May 31, 2003, and the related statements of operations and deficit accumulated during the development stage, cash flows and stockholders' equity for the period March 18, 2003 (date of inception) to May 31, 2003, have been included herein in reliance on the report of Moore Stephens Ellis Foster Ltd., Chartered Accountants, given on the authority of that firm as experts in accounting and auditing.

                              Available Information

We are not required to deliver an annual report to our security holders and we do not intend to do so. We are required to file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. Our Securities and Exchange Commission filings are available to the public over the Internet at the SEC's web-site at http://www.sec.gov.

You may also read and copy any materials we file with the Securities and Exchange Commission at the SEC's public reference room at 450 Fifth Street N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms.

We have filed with the Securities and Exchange Commission a registration statement on Form SB-2, under the Securities Act with respect to the securities offered under this prospectus. This prospectus, which forms a part of that registration statement, does not contain all information included in the registration statement. Certain information is omitted and you should refer to the registration statement and its exhibits. With respect to references made in this prospectus to any contract or other document of PortalToChina.com, Inc., the references are not necessarily complete and you should refer to the exhibits attached to the registration statement for copies of the actual contract or document. You may review a copy of the registration statement at the SEC's public reference room. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. Our filings and the registration statement can also be reviewed by accessing the SEC's web-site at http://www.sec.gov.

No finder, dealer, sales person or other person has been authorized to give any information or to make any representation in connection with this offering other than those contained in this prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by PortalToChina.com, Inc. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.
Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create any implication that the information contained herein is correct as of anytime subsequent to the date of this prospectus.

                          Index To Financial Statements

                             PortalToChina.com, Inc.


                                                                           Pages

FINANCIAL STATEMENTS FOR THE SIX MONTH PERIOD ENDED
NOVEMBER 30, 2003 (UNAUDITED)

Balance Sheet for period ended November 30, 2003.......................    F-2
Statement of Operations and Deficit for period ended November 30, 2003.    F-3
Statement of Cash Flows for period ended November 30, 2003.............    F-4
Notes to Financial Statements for period ended November 30, 2003..F-5 thru F-8


FINANCIAL STATEMENTS AS OF MAY 31, 2003

Report of Independent Auditors.........................................    F-9
Balance Sheet for period ended May 31, 2003............................   F-10
Statement of Operations and Deficit for period ended May 31, 2003......   F-11
Statement of Cash Flows for period ended May 31, 2003..................   F-12
Statement of Stockholders Equity for period ended May 31, 2003.........   F-13
Notes to Financial Statements for period ended May 31, 2003.....F-14 thru F-17

PORTALTOCHINA.COM, INC.
(A development stage company)

Balance Sheet
November 30, 2003
(Unaudited - Prepared by Management)
(Expressed in U.S. Dollars)
================================================================================
                                       November 30, 2003         May 31, 2003
--------------------------------------------------------------------------------
ASSETS

Current
  Cash and cash equivalents             $            101         $         6,215
--------------------------------------------------------------------------------

Total assets                            $            101         $         6,215
================================================================================

LIABILITIES AND STOCKHOLDERS' DEFICIENCY

Liabilities

Current
  Accounts payable and
  accrued liabilities                   $              0         $         1,408

Promissory note and
  accrued interest                                 6,090                   6,000
--------------------------------------------------------------------------------
                                                   6,090                   7,408
================================================================================
Stockholders' Deficiency

Share capital
  Authorized: 100,000,000
  common shares with a par value of
  $0.0001 per share
  Issued and outstanding:
  5,500,000 common shares                            550                     550


(Deficit) accumulated during
  the development stage                          (6,539)                 (1,743)
--------------------------------------------------------------------------------
Total stockholders' equity deficiency            (5,989)                 (1,193)
--------------------------------------------------------------------------------
Total liabilities and
stockholders' deficiency                $            101         $         6,215
================================================================================

The accompanying notes are an integral part of these financial statements.

PORTALTOCHINA.COM, INC.
(A development stage company)

Statement of Operations
(Unaudited - Prepared by Management)
(Expressed in U.S. Dollars)
================================================================================
                          Cumulative Amounts
                          Since March 18,                         March 18, 2003
                          2003 (inception) to  Six Months Ended   (inception) to
                          November 30, 2003    November 30, 2003  May 31, 2003
--------------------------------------------------------------------------------
General and administrative expenses
  Accounting              $             1,650  $           1,650     $
  Incorporation                         1,728                  0           1,728
  Legal                                 3,000              3,000
  Interest                                161                146              15
--------------------------------------------------------------------------------
                                        6,539              4,796           1,743
--------------------------------------------------------------------------------
(Loss) for the period     $           (6,539)  $         (4,796)     $   (1,743)
================================================================================
(Loss) per share
 - basic and diluted                           $          (0.00)     $    (0.00)
================================================================================
Weighted average number of
  common shares outstanding
  - basic and diluted                          $       5,500,000     $ 5,500,000
================================================================================
The accompanying notes are an integral part of these financial statements.

PORTALTOCHINA.COM, INC.
(A development stage company)

Statement of Cash Flows
(Unaudited - Prepared by Management)
(Expressed in U.S. Dollars)
================================================================================
                          Cumulative Amounts
                          Since March 18,                         March 18, 2003
                          2003 (inception) to  Six Months Ended   (inception) to
                          November 30, 2003    November 30, 2003  May 31, 2003
--------------------------------------------------------------------------------
Cash flows from (used in) operating activities

  (Loss) for the period    $          (6,539)  $         (4,796)  $      (1,743)
  Changes in assets
  and liabilities:
  - increase (decrease) in
    accounts payable and
    accrued liabilities                     0            (1,408)           1,408
--------------------------------------------------------------------------------
                                      (6,539)            (6,204)           (335)
--------------------------------------------------------------------------------
Cash flows from financing activities

  Promissory note                       6,090                 90           6,000
  Proceeds from issuance
  of common stock                         550                  -             550
--------------------------------------------------------------------------------
                                        6,640            (6,114)           6,550
--------------------------------------------------------------------------------
Increase in cash and
  cash equivalents                        101            (1,408)           6,215
--------------------------------------------------------------------------------
Cash and cash equivalents,
  beginning of period                       -              6,215               -
--------------------------------------------------------------------------------
Cash and cash equivalents,
  end of period            $              101  $             101  $        6,215
================================================================================
The accompanying notes are an integral part of these financial statements.

1.   Incorporation and Continuance of Operations

The Company was formed on March 18, 2003 under the laws of the State of Nevada. The Company is in the business of operating an internet portal featuring Chinese business. The Company is considered a development stage company as defined in SFAS No. 7. The Company has an office in Vancouver, Canada.

These financial statements have been prepared in accordance with generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business. The Company has incurred operating losses and requires additional funds to maintain its operations. Management's plans in this regard are to raise equity financing as required.

These conditions raise substantial doubt about the Company's ability to continue as a going concern. These financial statements do not include any adjustments that might result from this uncertainty.

The Company has not generated any operating revenues to date.

2.   Significant Accounting Policies

(a)  Cash and Cash Equivalents

Cash equivalents comprise certain highly liquid instruments with a maturity of three months or less when purchased.

(b)  Accounting Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates and assumptions.

(c)  Advertising Expenses

The Company expenses advertising costs as incurred. There was no advertising expenses incurred by the Company for the period ended May 31, 2003.

(d)  Loss Per Share

Loss per share is computed using the weighted average number of shares outstanding during the period. The Company has adopted SFAS No. 128, "Earnings Per Share". Diluted loss per share is equivalent to basic loss per share.

(e)  Concentration of Credit Risk

The Company places its cash and cash equivalents with high credit quality financial institutions. As of May 31, 2003, the Company had no balance in a bank beyond insured limits.

(f)  Foreign Currency Transactions

The Company is located and operating outside of the United States of America. It maintains its accounting records in U.S. Dollars, as follows:

At the transaction date, each asset, liability, revenue and expense is translated into U.S. dollars by the use of the exchange rate in effect at that date. At the period end, monetary assets and liabilities are remeasured by using the exchange rate in effect at that date. The resulting foreign exchange gains and losses are included in operations.

(g)  Fair Value of Financial Instruments

The respective carrying value of certain on-balance-sheet financial instruments approximated their fair value. These financial instruments include cash and cash equivalents, accounts payable and accrued liabilities and promissory note and accrued interest. Fair values were assumed to approximate carrying values for these financial instruments, except where noted, since they are short term in nature and their carrying amounts approximate fair values or they are receivable or payable on demand. Management is of the opinion that the Company is not exposed to significant interest or credit risks arising from these financial instruments. The Company is operating outside the United States of America and has significant exposure to foreign currency risk due to the fluctuation of currency in which the Company operates and U.S. dollar.

(h)  Income Taxes

The Company has adopted Statement of Financial Accounting Standards No. 109 (SFAS 109), Accounting for Income Taxes, which requires the Company to recognize deferred tax liabilities and assets for the expected future tax consequences of events that have been recognized in the Company's financial statements or tax returns using the liability method. Under this method, deferred tax liabilities and assets are determined based on the temporary differences between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect in the years in which the differences are expected to reverse.

(i)  Stock-Based Compensation

The Company has adopted the disclosure-only provisions of Statement of Financial Accounting Standards No. 123 (SFAS 123), Accounting for Stock-based Compensation. SFAS 123 encourages, but does not require, companies to adopt a fair value based method for determining expense related to stock-based compensation. The Company accounts for stock-based compensation issued to employees and directors using the intrinsic value method as prescribed under Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees and related interpretations.

The Company did not grant any stock options during the period.

(j)  Comprehensive Income

The Company adopted Statement of Financial Accounting Standards No. 130 (SFAS
130), Reporting Comprehensive Income, which establishes standards for reporting and display of comprehensive income, its components and accumulated balances. The Company is disclosing this information on its Statement of Stockholders' Equity (Deficiency). Comprehensive income comprises equity except those resulting from investments by owners and distributions to owners. The Company has no elements of "other comprehensive income" for the period ended May 31, 2003.

(k)  New Accounting Pronouncements

In April 2003, the Financial Accounting Standard Board issued Statement of Financial Accounting Standard No. 149 (SFAS 149), Amendment of Statement 133 on Derivative Instruments and Hedging Activities. This Statement amends and clarifies financial accounting and reporting for derivative instruments, including certain derivative instruments embedded in other contracts (collectively referred to as derivatives) and for hedging activities under SFAS No. 133, Accounting for Derivative Instruments and hedging Activities. This Statement is effective for contracts entered into or modified after June 30, 2003. The adoption of SFAS No. 149 will not have an impact on the Company's financial statements.
In May 2003, the Financial Accounting Standard Board issued Statement of Financial Accounting Standard No. 150 (SFAS 150), Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity. This Statement establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. It requires that an issuer classify financial instrument that is within the scope as a liability (or an asset in some circumstances). This Statement is effective for financial instruments entered into or modified after May 31, 2003, and otherwise at the beginning of the first interim period beginning after June 15, 2003. The adoption of SFAS 150 will not have an impact on the Company's financial statements.

3.   Promissory Note

A promissory note is payable to a director of the Company. It is unsecured, bearing interest at 3% per annum, and is due on May 31, 2005. At November 30, 2003, accrued interest payable on the promissory note was $90.

4.   Related Party Transactions and Commitments

See Note 3.

                        REPORT OF INDEPENDENT ACCOUNTANTS


To the Board of Directors and Stockholders
PortalToChina.com, Inc.
(A development stage company)

We have audited the balance sheet of PortalToChina.com, Inc. ("the Company") (A development stage company) as at May 31, 2003, the related statements of stockholders' deficiency, operations and cash flows from March 18, 2003 (inception) to May 31, 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provide a reasonable basis for our opinion.

In our opinion, these financial statements present fairly, in all material respects, the financial position of the Company as at May 31, 2003 and the results of its operations and cash flows for the period from March 18, 2003 (inception) to May 31, 2003 in conformity with generally accepted accounting principles in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered losses from operations that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.




Vancouver, Canada
June 26, 2003       Chartered Accountants

PORTALTOCHINA.COM, INC.
(A development stage company)

Balance Sheet
May 31, 2003
(Expressed in U.S. Dollars)
================================================================================
                                                                            2003
--------------------------------------------------------------------------------
ASSETS

Current
  Cash and cash equivalents                                            $   6,215
--------------------------------------------------------------------------------

Total assets                                                           $   6,215
================================================================================

LIABILITIES AND STOCKHOLDERS' DEFICIENCY

Liabilities

Current
  Accounts payable and accrued liabilities                             $   1,408

Promissory note and accrued interest                                       6,000
--------------------------------------------------------------------------------
                                                                           7,408
================================================================================
Stockholders' Deficiency

Share Capital

Authorized:
100,000,000 common shares with a par value of $0.0001
per share
Issued and outstanding:
5,500,000 common shares                                                      550

(Deficit) accumulated during the                                         (1,743)
development stage
--------------------------------------------------------------------------------
Total stockholders' equity deficiency                                    (1,193)
--------------------------------------------------------------------------------

Total liabilities and stockholders' deficiency                        $    6,215
================================================================================

The accompanying notes are an integral part of these financial statements.

PORTALTOCHINA.COM, INC.
(A development stage company)

Statement of Operations
(Expressed in U.S. Dollars)
================================================================================
                                                                  March 18, 2003
                                                                     (inception)
                                                                 to May 31, 2003
--------------------------------------------------------------------------------
General and administrative expenses
  Incorporation                                                       $    1,728
  Interest                                                                    15
--------------------------------------------------------------------------------
                                                                           1,743
--------------------------------------------------------------------------------
(Loss) for the period                                                 $  (1,743)
================================================================================
(Loss) per share
 - basic and diluted                                                  $   (0.00)
================================================================================
Weighted average number of
  common shares outstanding
  - basic and diluted                                                  5,500,000
================================================================================

The accompanying notes are an integral part of these financial statements.

PORTALTOCHINA.COM, INC.
(A development stage company)

Statement of Cash Flows
(Expressed in U.S. Dollars)
================================================================================
                                                                  March 18, 2003
                                                                     (inception)
                                                                 to May 31, 2003
--------------------------------------------------------------------------------
Cash flows from (used in) operating activities
  (Loss) for the period                                               $  (1,743)
  Changes in assets and liabilities:
  - increase in accounts payable and accrued liabilities                   1,408
--------------------------------------------------------------------------------
                                                                           (335)
--------------------------------------------------------------------------------
Cash flows from financing activities
  Promissory note                                                          6,000
  Proceeds from issuance of common stock                                     550
--------------------------------------------------------------------------------
                                                                           6,550
--------------------------------------------------------------------------------
Increase in cash and cash equivalents                                      6,215

Cash and cash equivalents, beginning of period                                 -
--------------------------------------------------------------------------------
Cash and cash equivalents, end of period                              $    6,215
================================================================================

The accompanying notes are an integral part of these financial statements.

PORTALTOCHINA.COM, INC.
(A development stage company)

Statement of Stockholders'
Deficiency
For the period from March 18, 2003
(inception) to May 31, 2003
(Expressed in U.S. Dollars)
================================================================================
                                                         Deficit
                                                     accumulated
                                                          during           Total
                                   Common Stock      development   stockholders'
                                 -----------------         stage      deficiency
                                 Shares     Amount
--------------------------------------------------------------------------------
Issuance of common stock for
cash
  March 18, 2003, $0.0001 per    5,500,000   $ 550    $       -        $     550
share

Comprehensive income (loss)
  Loss for the period                    -       -      (1,743)          (1,743)
--------------------------------------------------------------------------------
Balance, May 31, 2003            5,500,000   $ 550    $ (1,743)        $ (1,193)
================================================================================

The accompanying notes are an integral part of these financial statements.

1.   Incorporation and Continuance of Operations

     The Company was formed on March 18, 2003 under the laws of the State of Nevada. The Company is in the business of operating an internet portal featuring Chinese business. The Company is considered a development stage company as defined in SFAS No. 7. The Company has an office in Vancouver, Canada.

     These financial statements have been prepared in accordance with generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business. The Company has incurred operating losses and requires additional funds to maintain its operations. Management's plans in this regard are to raise equity financing as required.

     These conditions raise substantial doubt about the Company's ability to continue as a going concern. These financial statements do not include any adjustments that might result from this uncertainty.

     The Company has not generated any operating revenues to date.


2.   Significant Accounting Policies

     (a)  Cash and Cash Equivalents

          Cash equivalents comprise certain highly liquid instruments with a maturity of three months or less when purchased.

     (b)  Accounting Estimates

          The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates and assumptions.

     (c)  Advertising Expenses

          The  Company  expenses advertising costs as incurred.   There  was  no
          advertising expenses incurred by the Company for the period ended May 31, 2003.

     (d)  Loss Per Share

          Loss per share is computed using the weighted average number of shares outstanding during the period. The Company has adopted SFAS No. 128, "Earnings Per Share". Diluted loss per share is equivalent to basic loss per share.

     (e)  Concentration of Credit Risk

          The Company places its cash and cash equivalents with high credit quality financial institutions. As of May 31, 2003, the Company had no balance in a bank beyond insured limits.

     (f)  Foreign Currency Transactions

          The  Company is located and operating outside of the United States  of
          America.   It  maintains its accounting records in  U.S.  Dollars,  as follows:

          At the transaction date, each asset, liability, revenue and expense is translated into U.S. dollars by the use of the exchange rate in effect at that date. At the period end, monetary assets and liabilities are remeasured by using the exchange rate in effect at that date. The resulting foreign exchange gains and losses are included in operations.

     (g)  Fair Value of Financial Instruments

          The respective carrying value of certain on-balance-sheet financial instruments approximated their fair value. These financial instruments include cash and cash equivalents, accounts payable and accrued liabilities and promissory note and accrued interest. Fair values were assumed to approximate carrying values for these financial instruments, except where noted, since they are short term in nature and their carrying amounts approximate fair values or they are receivable or payable on demand. Management is of the opinion that the Company is not exposed to significant interest or credit risks arising from these financial instruments. The Company is operating outside the United States of America and has significant exposure to foreign currency risk due to the fluctuation of currency in which the Company operates and U.S. dollar.

     (h)  Income Taxes

          The Company has adopted Statement of Financial Accounting Standards No. 109 (SFAS 109), Accounting for Income Taxes, which requires the Company to recognize deferred tax liabilities and assets for the expected future tax consequences of events that have been recognized in the Company's financial statements or tax returns using the liability method. Under this method, deferred tax liabilities and assets are determined based on the temporary differences between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect in the years in which the differences are expected to reverse.

     (i)  Stock-Based Compensation

          The Company has adopted the disclosure-only provisions of Statement of Financial Accounting Standards No. 123 (SFAS 123), Accounting for Stock-based Compensation. SFAS 123 encourages, but does not require, companies to adopt a fair value based method for determining expense related to stock-based compensation. The Company accounts for stock-based compensation issued to employees and directors using the intrinsic value method as prescribed under Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees and related interpretations.

          The Company did not grant any stock options during the period.

     (j)  Comprehensive Income

          The Company adopted Statement of Financial Accounting Standards No. 130 (SFAS 130), Reporting Comprehensive Income, which establishes standards for reporting and display of comprehensive income, its components and accumulated balances. The Company is disclosing this information on its Statement of Stockholders' Equity (Deficiency). Comprehensive income comprises equity except those resulting from investments by owners and distributions to owners. The Company has no elements of "other comprehensive income" for the period ended May 31, 2003.

     (k)  New Accounting Pronouncements

          In April 2003, the Financial Accounting Standard Board issued Statement of Financial Accounting Standard No. 149 (SFAS 149),
          Amendment of Statement 133 on Derivative Instruments and Hedging Activities. This Statement amends and clarifies financial accounting and reporting for derivative instruments, including certain derivative instruments embedded in other contracts (collectively referred to as derivatives) and for hedging activities under SFAS No. 133, Accounting for Derivative Instruments and hedging Activities. This Statement is effective for contracts entered into or modified after June 30, 2003. The adoption of SFAS No. 149 will not have an impact on the Company's financial statements.

     (l) In May 2003, the Financial Accounting Standard Board issued Statement of Financial Accounting Standard No. 150 (SFAS 150), Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity. This Statement establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. It requires that an issuer classify financial instrument that is within the scope as a liability (or an asset in some circumstances). This Statement is effective for financial instruments entered into or modified after May 31, 2003, and otherwise at the beginning of the first interim period beginning after June 15, 2003. The adoption of SFAS 150 will not have an impact on the Company's financial statements.

3.   Promissory Note

          A promissory note is payable to a director of the Company. It is unsecured, bearing interest at 3% per annum, and is due on May 31, 2005. At May 31, 2003, there was no accrued interest payable on the promissory note.


4.   Income Taxes

     As at May 31, 2003, the Company has estimated net operating losses carryforward for tax purposes of $1,700. This amount may be applied against future federal taxable income. The Company evaluates its valuation allowance requirements on an annual basis based on projected future operations. When circumstances change and this causes a change in management's judgement about the realizability of deferred tax assets, the impact of the change on the valuation allowance is generally reflected in current income.

     The tax effects of temporary differences that give rise to the Company's deferred tax asset (liability) are as follows:

        Tax loss carry forwards                  $    595
        Valuation allowance                         (595)
                                                 --------
                                                 $      -
                                                 ========

     Future income tax benefits which may arise as a result of these losses have not been recognized in these financial statements as their realization is uncertain.


5.   Related Party Transactions and Commitments

     See Note 3.

                                2,500,000 Shares

                             PortalToChina.com, Inc.

                                  Common Stock

                                  ____________
                                   PROSPECTUS


We have not authorized any dealer, salesperson or other person to give you written information other than this prospectus or to make representations as to matters not stated in this prospectus. You must not rely on unauthorized information. This prospectus is not an offer to sell these securities or a solicitation of your offer to buy the securities in any jurisdiction where that would not be permitted or legal. Neither the delivery of this prospectus nor any sales made hereunder after the date of this prospectus shall create an implication that the information contained herein or the affairs of the Issuer have not changed since the date hereof.

Until _________, 2004, 90 days after the date of this prospectus, all dealers that buy, sell or trade in our securities, whether or not participating in this offering, may be required to deliver a prospectus. This requirement is in addition to the dealers' obligation to deliver a prospectus when acting as an underwriter with respect to its unsold allotment or subscription.

                PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24.  Indemnification of Directors and Officers.

Section 78.7502 of the Nevada Business Corporation Act provides that each corporation shall have the following powers:

1. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he:

(a) Is not liable pursuant to NRS 78.138; or

(b) Acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person is liable pursuant to NRS
78.138 or did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, or that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

2. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he:

(a) Is not liable pursuant to NRS 78.138; or

(b) Acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation.

Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

3. To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

Section 78.751 of the Nevada Revised Statutes ("NRS") states as follows:

1. Any discretionary indemnification pursuant to NRS 78.7502, unless ordered by a court or advanced pursuant to subsection 2, may be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

(a) By the stockholders;

(b) By the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding;

(c) If a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion; or

(d) If a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

2. The articles of incorporation, the bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. The provisions of this subsection do not affect any rights to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law.

3. The indemnification pursuant to NRS 78.7502 and advancement of expenses authorized in or ordered by a court pursuant to this section:

(a) Does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to NRS 78.7502 or for the advancement of expenses made pursuant to subsection 2, may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action.

(b) Continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

Our Articles of Incorporation limit liability of our Officers and Directors to the full extent permitted by the Nevada Business Corporation Act.

Item 25.   Other Expenses of Issuance and Distribution.

     The following table sets forth the costs and expenses we will pay in connection with the offering described in this registration statement:

                                        Amount (1)
                                        -----------
SEC Registration fee                    $     20.23
Blue Sky fees and expenses              $  2,500.00
Printing and shipping expenses          $  1,000.00
Accounting fees and expenses            $  3,000.00
Legal fees                              $ 10,000.00
Transfer and Miscellaneous expenses     $  3,479.77
                                        -----------
Total (1)                               $ 20,000.00

 (1)  All expenses, except SEC registration fees, are estimated.

Item 26.  Recent Sales of Unregistered Securities.

     On March 10, 2003, 3,000,000 restricted common shares were issued to our President, Chief Financial Officer and Director, Paul Fong, in exchange for a cash payment on behalf of the Company of $300. The shares were issued without registration under the Securities Act of 1933 in reliance on an exemption from registration provided by Section 4(2) of the Securities Act. No general solicitation was made in connection with the offer or sale of these securities.

     On May 10, 2003, 2,500,000 restricted common shares were issued to our Vice President, Secretary and Director, Caroline Rechia, in exchange for a cash payment on behalf of the Company of $250. The shares were issued without registration under the Securities Act of 1933 in reliance on an exemption from registration provided by Section 4(2) of the Securities Act. No general solicitation was made in connection with the offer or sale of these securities.

Item 27.  Exhibits

Exhibit No. Document
3.1         Articles of Incorporation (1)
3.2         By-laws (1)
5.1         Legal opinion (1)
10.1        Promissory Note (1)
23.1        Consent of Accountant
23.2        Consent of Counsel (contained in Exhibit 5.1)
99.1        Specimen Subscription Agreement (1)

(1) Previously filed with Portaltochina.com's initial registration statement on Form SB-2, filed with the SEC on December 31, 2003


Item 28.  Undertakings.

     Subject to the terms and conditions of Section 15(d) of the Securities Exchange Act of 1934, the undersigned Registrant hereby undertakes to file with the Securities and Exchange Commission such supplementary and periodic information, documents, and reports as may be prescribed by any rule or regulation of the Commission heretofore or hereafter duly adopted pursuant to authority conferred to that section.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to its Articles of Incorporation or provisions of the Nevada Business Corporations Act, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question, whether or not such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     We hereby undertake to:

(1) File, during any period in which we offer or sell securities, a post-effective amendment to this registration statement to:

     (a) Include any prospectus required by section 10(a)(3) of the Securities Act;

     (b) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

     (c) Include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Securities Act treat each post-effective amendment as a new registration statement of the securities offered and the offering of the securities at that time to be the initial bona fide offering.

(3) File a post effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

                                   SIGNATURES


     In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 Registration Statement and authorized this registration to be signed on its behalf by the undersigned, in the City of Vancouver, Province of British Columbia, Canada, on January 15, 2004.


                              PORTALTOCHINA.COM, INC.


                                   /s/ Paul Fong
                              By:  Paul Fong, President and Chief Financial
                                   Officer

     In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:


Date: January 15, 2004             /s/ Paul Fong
                              By:  Paul Fong, President and Chief Financial
                                   Officer, Director



Date: January 15, 2004             /s/ Caroline Rechia
                              By:  Caroline Rechia, Vice-President, Secretary,
                                   Director